EXHIBIT 5.1

January 20, 2012

Waddell & Reed Financial, Inc.

6300 Lamar Avenue

Overland Park, Kansas 66202

Ladies and Gentlemen:

We have acted as counsel for Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof and to which this opinion is being filed as an exhibit (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate aggregate principal amount or number of:

(i)            debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(ii)           warrants for the purchase of Debt Securities, Common Stock (as defined below), Preferred Stock (as defined below) or Depositary Shares (as defined below) (the “Warrants”);

(iii)          shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”);

(iv)          shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”);

(v)           depositary shares that each represent a fraction or some multiple of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(vi)          stock purchase contracts with respect to Common Stock (the “Stock Purchase Contracts”); and

(vii)         units consisting of a Stock Purchase Contract and Debt Securities (the “Stock Purchase Units,” and collectively with the Debt Securities, Warrants, Common Stock, Preferred Stock, Depositary Shares and Stock Purchase Contracts, the “Securities”).

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The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Senior Indenture, filed as an exhibit to the Registration Statement (the “Senior Indenture”); (iii) the form of Subordinated Indenture, filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (iv) the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.  In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any post-effective amendments thereto, will have become effective and comply with all applicable laws; (v) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and comply with all applicable laws; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the applicable Indenture, and any supplemental indenture relating to a particular series of Debt Securities to be issued under such Indenture, will be duly authorized, executed and delivered by the parties thereto; (viii) any definitive warrant agreement, depositary agreement or similar agreement with respect to the Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units, as the case may be, will be duly authorized, executed and delivered by the parties thereto; (ix) at the time of any offering or sale of any Common Stock and/or Preferred Stock, the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (x) the form and terms of any Securities, the issuance, sale and delivery thereof by the Company and the incurrence and performance of the Company’s obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; (xi) any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             With respect to Debt Securities, when (i) the applicable Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration for such Debt Securities as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Debt Securities will be duly authorized, validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.             With respect to Warrants, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; and (ii) the Warrants have been executed, issued and delivered in accordance with the terms of any applicable warrant agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement approved by the Company, upon payment of the consideration for such Warrants as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.             With respect to Common Stock, when (i) the Company has taken all necessary action to approve the issuance and the terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

4.             With respect to any series of Preferred Stock, when (i) the Company has taken all necessary action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designations with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law (the “Certificate of Designations”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable.

5.             With respect to Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance and the terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the provisions of the appropriate depositary agreement approved by the Company, upon payment of the consideration for such Depositary Shares as provided therein, the Depositary Shares will be duly authorized and validly issued.

6.             With respect to Stock Purchase Contracts, when (i) the Company has taken all necessary action to approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters; and (ii) the Stock Purchase Contracts have been executed, issued and delivered in accordance with the terms of any applicable stock purchase contract agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement approved by the Company, upon payment of the consideration for such Stock Purchase Contracts as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.             With respect to Stock Purchase Units, when (i) the Company has taken all necessary action to approve the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters; and (ii) the Stock Purchase Units have been executed, issued and delivered in accordance with the terms of any applicable stock purchase unit agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement approved by the Company, upon payment of the consideration for such Stock Purchase Units as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Prospectus, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or any applicable supplemental indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the Delaware General Corporation Law and the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.